December 7, 2018
Contact: Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Provides Update on Strategy, Issues New Financial Guidance
4Q and 2018 Full-Year Base EPS Guidance Raised on Insurance Recovery
2019 Base EPS Estimated at $3.47 to $3.57

Hartsville, S.C., U.S. - Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today provided an update on its strategy and financial guidance at a meeting with the investment community in New York.

Featured presenters at the meeting included: Rob Tiede, president and CEO; Barry Saunders, senior vice president and CFO; Howard Coker, senior vice president, Global Paper/Industrial Converted Products; Rodger Fuller, senior vice president, Global Consumer Packaging; and Julie Albrecht, vice president, Treasurer and CFO-elect. Other participants in the conference included: Marcy Thompson, vice president, Marketing and Innovation; Mike Pope, division vice president and general manager, Sonoco Recycling; and Greg Munoz, staff vice president, Supply Management and Logistics.

Sonoco Raises 2018 Base EPS, Operating Cash Flow and Free Cash Flow Guidance
Sonoco expects fourth quarter and full-year 2018 GAAP earnings to be $0.75 to $0.85 and $3.09 to $3.19 per diluted share, respectively. The full-year range includes amounts previously disclosed by the Company of approximately $0.19 per diluted share, after-tax, related largely to restructuring and asset impairment charges, acquisition costs and the effect of income tax rate changes on deferred tax items. These GAAP guidance ranges also reflect the anticipated fourth quarter impact of estimated after-tax restructuring charges and property insurance recovery related to Hurricane Florence.

Fourth-quarter and full-year 2018 base earnings guidance is being raised to $0.79 to $0.85 and $3.32 to $3.38 per diluted share, respectively. The Company previously provided guidance of $0.75 to $0.81 and $3.28 to $3.34 per diluted share for these respective periods. The increase in base earnings guidance is due to the receipt of business interruption insurance proceeds in the fourth quarter associated with the impact of flooding on operations from Hurricane Florence in September. In 2017, the Company reported fourth quarter and full-year GAAP earnings of $.06 and $1.74 per diluted share, and base earnings of $0.72 and $2.79 per diluted share.

Note: Reconciliations of non-GAAP financial measures to GAAP financial measures are available on our website at https://investor.sonoco.com/static-files/a38e69dc-c807-497a-87f0-d5281b8e0ea6. Base earnings and base earnings per diluted share are non-GAAP financial measure adjusted to remove restructuring charges, asset impairment charges, gains/losses on disposition of assets, acquisitions and divestiture expenses and other items, if any, the exclusion of which the Company believes improve comparability and analysis of the underlying financial performance of the business.

Guidance for 2018 operating cash flow and free cash flow has been raised to $590 million to $610 million and $250 million to $270 million, respectively. The Company previously provided operating cash flow and free cash flow guidance of $580 million to $600 million and $230 million to $250 million, respectively. The increase in guidance for 2018 free cash flow is due primarily to lower than anticipated capital spending. (Free cash flow is a non-GAAP financial measure which may not represent the amount of cash flow available for general discretionary use. Free cash flow is defined as cash flow from operations minus net capital expenditures and cash dividends. Net capital

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expenditures is defined as capital expenditures minus proceeds from, and/or costs incurred in, the disposition of capital assets.)

Company Targets Record 2019 Base EPS; Continued Cash Flow Growth
Sonoco estimates 2019 base earnings per diluted share to be in the range of $3.47 to $3.57, with a projected mid-point target of $3.52 per diluted share. This estimate excludes the non-service components of net pension expense which are expected to total approximately $11 million and does not reflect the pending adoption of the new lease accounting standard which becomes effective January 1, 2019. In 2018, the non-service portion of pension expense is not expected to be significant.

Note: 2019 GAAP EPS guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast: possible gains or losses on the sale of businesses, or other assets, restructuring costs and restructuring-related impairment charges, acquisition-related costs and the income tax effect of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results.

The Company’s 2019 midpoint base earnings target assumes $0.06 per share positive impact from 2018 acquisitions and a $0.08 per share addition from volume/mix growth. In addition, a positive price/cost relationship driven by procurement productivity and commercial excellence initiatives should contribute $0.27 per share. Offsetting these favorable factors are an expected $0.10 negative impact from non-material inflation in excess of productivity; a $0.10 per diluted share negative impact from other fixed-cost charges; and approximately $0.04 per share negative impact from higher income taxes and a strengthening of the dollar against other currencies, partially offset by lower interest expense.

At the midpoint, 2019 cash flow from operations is projected to be approximately $610 million and, after spending approximately $205 million in capital investments and paying $170 million in dividends to shareholders, free cash flow is projected to be approximately $235 million. Depreciation and Amortization is projected to be $252 million in 2019. Excluding several atypical items which benefitted operating cash flow in 2018, the increase in 2019 operating cash flow and free cash flow would represent year-over-year growth of 6.5 percent and 11.9 percent, respectively.

Commenting on the Company’s 2018 and 2019 expectations, Tiede said, “Despite hurricanes, accelerating inflation, tariffs and sluggish consumer-served market demand, Sonoco’s businesses have produced strong results in 2018. We have a strong, diversified business mix, a solid balance sheet and a track record for achieving consistent earnings improvement. In 2018, we expect to produce record sales, record operating profit, record base earnings, and, record operating cash flow and free cash flow; and our outlook for 2019 has us again achieving record top-line and bottom-line results.”

Conference Call Webcast
A telephonic replay of today’s investor day conference call will be available starting at Noon ET, to U.S. callers at 855-859-2056 and international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 7043206. The archived call will be available through December 17, 2018. The webcast call also will be archived in the Investor Relations section of Sonoco’s website. A presentation of today’s meeting is also available on the Investor Relations section of our website.

About Sonoco
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $5 billion, the Company has 21,000 employees working in more than 300 operations in 33 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is committed to Better Packaging. Better Life., and ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies 2018 list. For more information on the Company, visit our website at www.sonoco.com.

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Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision, ” “assume,” “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

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availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

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•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tariffs, tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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